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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Lancer Corporation:

We consent to incorporation by reference in the registration statements (Nos. 333-36393 and 333-47998) on Form S-8 of Lancer Corporation of our report dated March 7, 2002, relating to the consolidated balance sheets of Lancer Corporation and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of operations, shareholders' equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2001, and related consolidated financial statement schedule, which report appears in the December 31, 2001 annual report on Form 10-K of Lancer Corporation.

Our report refers to a change in the Company's method of accounting for derivative instruments and hedging activities.

                                                 KPMG LLP

San Antonio, Texas
March 29, 2002